UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Trammell Crow Company
(Name of Registrant as Specified In Its Charter)

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On October 31, 2006, Trammell Crow Company (the “Company”) announced that it entered into an Agreement and Plan of Merger, dated as of October 30, 2006, with CB Richard Ellis Group, Inc. (“CBRE”) and A-2 Acquisition Corp., a wholly-owned subsidiary of CBRE.  Set forth below is a newsletter to the Company’s employee’s regarding the proposed merger.

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From Bob Sulentic

In the past week, you have seen a number of communications about various elements of the recently announced merger.  These documents included high-level answers to key questions that I know are of interest to all of you.  I do, however, want to focus on two specific questions where I think greater detail would be beneficial.

•                  Will some employees lose their jobs as a result of this merger?

•                  To what degree will the Company be providing employees who lose their jobs with severance assistance?

Let me begin by saying that this merger will provide the vast majority of our employees with excellent job opportunities.   The company we will be part of will have a combined population of over 20,000 employees.

As to the question about the potential loss of some TCC jobs, we previously responded that the blending of the two organizations will create some overlap.  That overlap will inevitably result in the loss of some jobs in both organizations over the course of the next year.  Please note that no final determinations have been made as to specific workforce reductions.  When decisions are made, we will communicate those decisions as soon as we are able.  We must provide for an orderly transition/integration of the business, and, consequently, we will not separate any employees on account of the merger until sometime after the transaction closes late this year or early next year.

For the limited number of employees who do receive notice that their jobs are part of the overlap, the Company will provide an enhanced severance plan and outplacement assistance.  In order to encourage our employees to stay through the transition, and to make the transition easier for employees whose employment is terminated by the Company as result of the merger, our Board of Directors has amended the Company’s severance policy.  This amendment is relevant to any person whose employment is involuntarily terminated by the Company between the closing of the merger and the first anniversary of the closing, for any reason other than cause.  Subject to the existing terms and conditions of our severance policy, those individuals who would otherwise qualify for “enhanced severance” as defined by the policy will receive an additional amount equal to 50% of the enhanced severance payment.   This is a significant additional benefit and further reason for each of you to exercise patience during the transition.

The best thing you can do is to continue to do your job well and trust that we are working as quickly as we can to resolve any uncertainty.  Please pay attention to the facts as they are communicated by the company and avoid getting caught up in rumors. We will be in communication with you as we work through our planning for the post-merger integration.

I hope this information is helpful to you.  If you have any additional questions, please direct them to your local HR representatives.  They will forward them to us so that they can be addressed in future communications.

SEC Legend

The Company will file with the SEC a definitive proxy statement to be used by the Company to solicit the approval of its stockholders for the proposed merger.  The Company may also file other documents concerning the proposed merger.  You are urged to read the proxy statement regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to the proxy statement, because they will contain important information.  You will be able to obtain a free copy of the proxy statement, as well as other filings containing information about the Company, at the SEC’s Internet Site (http://www.sec.gov) or directly from the Company by contacting Investor Relations at ir@trammellcrow.com, or by mail at Investor Relations, 2001 Ross Avenue, Suite 3400, Dallas, Texas 75201, or by telephone: (214) 863-3020.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Additional information regarding the interests of those participants may be obtained by reading the Company’s proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 17, 2006, and the proxy statement regarding the proposed merger when it becomes available.

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Cautionary Language Regarding Forward-Looking Statements

This filing contains forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, particularly those statements regarding the effects of the proposed merger and those preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “estimates,” or similar expressions. Forward looking statements relating to expectations about future results or events are based upon information available to the Company and CBRE as of today’s date, and the Company and CBRE assume no obligation to update any of these statements.  The forward looking statements are not guarantees of the future performance of the Company, CBRE or the combined company, and actual results may vary materially from the results and expectations discussed.  For instance, although the Company and CBRE have signed an agreement for a subsidiary of CBRE to merge with and into the Company, there is no assurance that they will complete the proposed merger. The merger agreement will terminate if the companies do not receive necessary approval of the Company’s stockholders or government approvals or if either the Company or CBRE fail to satisfy conditions to closing.  Additional risks and uncertainties related to the proposed merger include, but are not limited to, the successful integration of the Company into CBRE’s business and the combined company’s ability to compete in the highly competitive real estate services industry.  The revenues, earnings and business prospects of the Company and the combined company and their ability to achieve planned business objectives will be subject to a number of risks and uncertainties. These risks and uncertainties include, among other things, (i) the ability of the Company to complete the proposed transaction with CBRE due to a number of factors, including but not limited to, the ability of the Company and CBRE to satisfy the various conditions contained in the merger agreement between the parties, including Trammell Crow stockholder approval, regulatory approvals and other customary conditions, (ii) the ability of the Company to retain its major customers and renew its contracts, (iii) the ability of the Company to attract new user and investor customers, (iv) the ability of the Company to manage fluctuations in net earnings and cash flow which could result from the Company’s participation as a principal in real estate investments, (v) the Company’s ability to continue to pursue its growth strategy, (vi) the Company’s ability to pursue strategic acquisitions on favorable terms and manage challenges and issues commonly encountered as a result of those acquisitions, (vii) the Company’s ability to compete in highly competitive national and local business lines, (viii) the Company’s ability to attract and retain qualified personnel in all areas of its business (particularly senior management), (ix) the timing of individual transactions, (x) the ability of the Company to identify, implement and maintain the benefit of cost reduction measures and achieve economies of scale and (xi) the ability of the Company to compete effectively in the international arena and manage the risks of operating in the international arena (including foreign currency exchange risk). In addition, the Company’s ability to achieve certain anticipated results will be subject to other factors affecting the Company’s business that are beyond the Company’s control, including but not limited to general economic conditions (including interest rates, the cost and availability of capital for investment in real estate, clients’ willingness to make real estate commitments and other factors impacting the value of real estate assets), the effect of government regulation on the conduct of the Company’s business and the threat of terrorism and acts of war. These and other risks have been identified from time to time in the Company’s and CBRE’s SEC reports and public announcements.